UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                     June 23, 2010

          Future Now Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52274	20-4237445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road, Westbury, NY	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                     (516) 228-0070

80 Mountain Laurel Road, Fairfield, CT 06824

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01        Entry into a Material Definitive Agreement.

On June 23, 2010, we entered into a reorganization agreement (the “Agreement”) with Professional Offshore Opportunity Fund, Ltd  (“POOF”) pursuant to which we resolved all outstanding disputes relating to certain secured convertible debentures in the original principal amount of $2,000,000 originally issued by us on October 30, 2007 (the “Original Debenture”).   The Original Notes were secured by all of our assets, including a pledge of our interests in our wholly owned subsidiaries Future Now, Inc. and Elemental Business, Inc.  As a result of the default,  POOF foreclosed on the stock pledged to it (“Foreclosed Collateral”).

Contemporaneously with the Agreement,  POOF foreclosed on the following personal property collateral and retain in partial satisfaction ($300,000) of the Original Debenture of (i) 5,448,021 shares of capital stock issued by Future Now, Inc., a Delaware corporation (“FNI”), in the name of Future Now Group, Inc., a Nevada corporation, represented by certificate no. 23 (the “FNI Stock”) and which FNI Stock represents 100% of the issued and outstanding shares of FNI; (ii)  27,533 shares of capital stock issued by Elemental Business, Inc., a Utah corporation (“EBI”), in the name of Future Now Group, Inc., a Nevada corporation, represented by certificate no. 23 (the “EBI Stock”) and which EBI Stock represents 100% of the issued and outstanding shares of EBI; (iii) 36,681,883 shares of capital stock issued by Future Now Group, Inc., in the name of Eisenberg Holdings, LLC and pledged to secured party under that certain pledge agreement dated October 30, 2007 (the “FUTR Stock”) and (iv) that certain demand note in the amount of $1,083,587 made by FNI in favor of Future Now Group, Inc.  (the “FNI Loans”, together with the FNI Stock, the EBI Stock, and the FUTR Stock, the “Foreclosed Collateral”).

After the foreclosure in the preceding paragraph on the Foreclosed Collateral, the outstanding amount of the Debenture (including all accrued and unpaid interest) shall be $1,800,000;

We, together with Grok Software, Inc. (“GROK”), FNI, EBI, Intellectual Property Licensing Group, Inc., a subsidiary of FNI (“IPLG”) and Future Now Consulting Group, Inc. (“FNC,” together with the us, GROK, FNI, EBI and IPLG, the “Debtor”) entered into the Agreement with POOF under which (i) Debtor issued and amended and restated note to POOF (the “Amended Note”), and (ii) POOF contributed all of the Foreclosed Collateral (except for the FUTR Stock) to GROK in exchange for one share of Series A Preferred Stock (the “Shares”).  Accordingly, upon consummation of the Agreement, we no longer own FNI or EBI and these entities are no longer our subsidiaries.

The Amended Note amended and restated the Original Debenture.  Interest accrues on the Note at a rate of 15%.  Beginning December 31, 2010,  Debtor is required to make mandatory prepayments each quarter from Excess Cash Flow (as defined in Section 17 of the Note).  The Amended and Restated Note matures 48 months after closing, at which time, Debtor will make a balloon payment of the entire outstanding principal balance together with all accrued interest and other charges, if any.  The Amended and Restated Note is secured by a first priority security interest covering all existing and future assets of Debtor.

The description of the Agreement and all related documents and instruments referred to above does not comport to be complete and is qualified entirely by reference to the Agreement and all related documents and instruments, all of which are incorporated herein by reference.

Item 2.01        Completion of Acquisition or Disposition of Assets

See Item 1.01 above as it relates to the disposition of previously owned subsidiaries, FNI and EBI.

Item 3.02        Unregistered Sales of Equity Securities.

See Item 1.01 above.  The issuance of the amended and restated note to POOF was exempt under both Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended.

Item 3.03        Material Modification to Rights of Security Holders.

See Item 1.01 above.

Section 5 – Corporate Governance and Management

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

In connection with the Agreement, William Schloth resigned from his positions as Chief Executive Officer and Chief Accounting Officer.  Concurrent with Mr. Schloth’s resignation, the Boar of Directors appointed Greg Goldberg (a current director of the Corporation) to the offices of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Agreement
10.2	Amended and Restated Note
10.3	Amended and Restated Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE NOW GROUP, INC.
(Registrant)

Date: June 29, 2010	By:	/s/ Greg Goldberg
Greg Goldberg President